EXHIBIT 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is entered into on July 31, 2006, by and among Defiance, Inc., a Delaware corporation (“Buyer”), Precision Engine Products Corp., a Delaware corporation (“Seller”), and Stanadyne Corporation, a Delaware corporation (“Stanadyne”).

RECITALS

WHEREAS, the parties hereto are parties to that certain Asset Purchase Agreement dated June 30, 2006 (the “Agreement”); and

WHEREAS, in accordance with Section 11.10 of the Agreement, the parties hereto desire to amend the terms of the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Agreement.

2. Amendment. The Agreement is hereby amended as follows:

(a) The definition of “Ancillary Agreements” contained in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

““Ancillary Agreements” means (i) a Bill of Sale, (ii) a Special Warranty Deed, (iii) the Amendment to PEPL’s Articles of Organization reflecting the transfer by Stanadyne and Seller of their interests in the PEPL Quotas, (iv) the Transitional Services Agreement, (v) an Instrument of Assumption (the “Assumption Agreement”), (vi) an Assignment of Names and Marks, (vii) an Assignment of Patents, (viii) a Statement to the Central Bank of Brazil, reflecting the assignment to Buyer of all amounts owed to Seller by PEPL at the time of Closing pursuant to the Intercompany Notes set forth on §2.4(g) of the Disclosure Schedule (the “Assignment of Intercompany Notes”), (ix) a Statement to the Central Bank of Brazil or other Brazilian governmental agency, as applicable, reflecting the assignment to Buyer of all amounts owed to Seller by PEPL pursuant to the Import Finance Notes (the “Assignment of Import Finance Notes”), and (x) a Supply Agreement between Buyer and Stanadyne for the tappet assembly product for use in the “Integrated Fuel System”, in each case of (i) – (x) in a form mutually acceptable to Buyer and Seller.”

(b) The following definition is hereby inserted into Section 1 of the Agreement:

““Import Finance Notes” means the import finance notes issued by PEPL to Seller in the aggregate principal amount of $619,211.65 and registered with the Central Bank of Brazil under ROF numbers TA271283, TA271285 and TA271280.”

(c) The definition of “Special Warranty Deed” contained in Section 1 of the Agreement is hereby deleted its entirety.

(d) Section 2.1(m) of the Agreement is hereby amended and restated as follows:

“all amounts owed to Seller by PEPL pursuant to intercompany notes and accounts, including the Intercompany Notes set forth on §2.4(g) of the Disclosure Schedule and the Import Finance Notes; and”

(e) The following is hereby inserted at the end of Section 6.13 of the Agreement:

“Within five (5) days following the Closing Date, Seller shall, in its sole discretion, either (i) file such documents in the State of Florida as are necessary to withdraw its authorization to transact business in the State of Florida or (ii) amend its Organizational Documents to change its name to one sufficiently dissimilar to Seller’s present name and file an amended certificate of authority in the State of Florida reflecting such name change. From and after the Closing, Seller shall take all other actions reasonably requested by Buyer to enable Buyer to qualify to do business as a foreign corporation under Seller’s present name in any jurisdiction in which Seller is presently authorized to transact business.”

(f) The following is hereby inserted into the Agreement as Section 8.4:

“Section 8.4 Actions Required with Brazilian Authorities. Each of Seller and Stanadyne shall use its commercially reasonable efforts to have the Assignment of Intercompany Notes and Assignment of Import Finance Notes registered with and approved by the Central Bank of Brazil or other Brazilian governmental agency, as applicable, as promptly as practicable following the Closing, and to take all actions and to do all things reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by the Assignment of Intercompany Notes and Assignment of Import Finance Notes, including without limitation by (i) causing Seller’s signature to the Assignment of Intercompany Notes and to the Assignment of Import Finance Notes to be legalized by the Brazilian consulate, (ii) amending any documents and records maintained by the Central Bank of Brazil or foreign trade authorities in Brazil (SISCOMEX) necessary to give effect to the assignment of Import Finance Notes to Buyer, and (iii) supplying Buyer with the password necessary to access the Central Bank of Brazil on behalf of PEPL; provided, however, that if the assignment of the Import Finance Notes to Buyer is not registered with the Central Bank of Brazil and SISCOMEX within fifteen (15) Business Days following Closing, at the request of Buyer, each of Seller and Stanadyne shall cooperate with Buyer in any arrangement designed to provide Buyer with the benefits of the Import Finance Notes, including, without limitation, the conversion of the Import Finance Notes into equity of PEPL and the assignment of such equity to Buyer, or the establishment of a bank account into which any payments made by PEPL in respect of the Import Finance Notes would be accessible by Buyer.”

(g) Section 2 of Schedule 2.7(f)(vi) of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(h) Schedule 7.2(c) of the Agreement is hereby amended and restated in its entirety to read “None.”

3. Remaining Provisions. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect. Any reference to the Agreement in the Agreement, the Ancillary Agreements or any other agreement, certificate or document delivered in connection with the Agreement shall be deemed a reference to the Agreement as amended hereby.

4. Further Assurances. Each party hereto shall reasonably cooperate with the other parties hereto, execute and deliver, or cause to be executed and delivered, all such other instruments and take all such other actions as such party hereto may reasonably be requested to take by any other party hereto at any time and from time to time after the date of this Amendment, consistent with the terms of this Amendment and the Agreement, in order to effectuate the provisions and purposes of this Amendment and the Agreement and the transactions contemplated hereby and thereby.

5. Counterparts. This Amendment may be executed in two (2) or more counterparts (including by means of facsimile), each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Section Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Amendment.

7. Governing Law. This Amendment, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal laws, and not the laws governing conflicts of laws (other than Section 5-1401 and 5-1402 of the New York General Obligations Law), of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

DEFIANCE, INC.

By:	/s/ William E. Redmond, Jr.
Name:	William E. Redmond, Jr.
Title:	President/CEO

PRECISION ENGINE PRODUCTS CORP.

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Chief Financial Officer

STANADYNE CORPORATION

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Chief Financial Officer

Signature Page to First Amendment to Asset Purchase Agreement

Exhibit A

2.	Employees to be terminated by Seller at or prior to Closing:

Position	Location
VP & GM	CT
Director of Product Engr	CT
Controller	CT
Administrative Assistant	CT
Program Manager	CT
Product Design Engineer	CT
Accounting Supervisor	CT
Accounting Clerk	CT
Cost & P/R Analyst	CT
OE Sales Eng/Acct Manager	Troy, MI
Human Resource Generalist	Tallahassee, FL
Senior Mechanical Technician	Tallahassee, FL